UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/25/2005

VALASSIS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-10991

DE	38-2760940
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

19975 Victor Parkway, Livonia, MI 48152
(Address of Principal Executive Offices, Including Zip Code)

734-591-3000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On August 25, 2005, Valassis announced that its Board of Directors has approved an additional share repurchase program of up to five million shares of common stock. A copy of the Company press release related to this event is being filed as an Exhibit to this Form 8-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: August 25, 2005.	By:	/s/ Robert L. Recchia
Robert L. Recchia
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated August 25, 2005